UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

COASTAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-38589	56-2392007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 Evergreen Way, Everett, Washington 98203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 257-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	CCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On December 10, 2024, Coastal Financial Corporation (the “Company”) and Coastal Community Bank, a wholly-owned subsidiary of the Company (the “Bank”), entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to the offer and sale of 1,200,000 shares (the “Firm Shares”) of the Company’s common stock, no par value per share, at a price to the public of $71.00 per share. In the Underwriting Agreement, the Company granted the Underwriters an option exercisable for 30 days from the date of the Prospectus Supplement (as defined below) to purchase up to an additional 180,000 shares (together with the Firm Shares, the “Shares”) of the Company’s common stock at the public offering price, less underwriting discounts and commissions, which the Underwriters exercised in full on December 11, 2024. The net proceeds to the Company from the sale of the Shares are expected to be approximately $91.8 million, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company.

The offering is being made pursuant to a base prospectus which was filed with the U.S. Securities and Exchange Commission (the “SEC”) as part of a shelf registration statement on Form S-3 that was declared effective by the SEC on June 13, 2024, as supplemented by a preliminary prospectus supplement filed with the SEC on December 10, 2024, and a final prospectus supplement filed with the SEC on December 11, 2024 (the “Prospectus Supplement”). The offering is expected to close on or about December 12, 2024, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. The legal opinion of Adams & Duncan, Inc., P.S. relating to the shares being offered is filed herewith as Exhibit 5.1.

On December 10, 2024, the Company issued a press release announcing the commencement of the offering. On December 10, 2024, the Company issued a press release announcing the pricing of the offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated December 10, 2024, by and among the Company, the Bank and Keefe, Bruyette & Woods, Inc., as representative of the underwriters named in Schedule I thereto.
5.1	Opinion of Adams & Duncan, Inc., P.S.
23.1	Consent of Adams & Duncan, Inc., P.S. (included in Exhibit 5.1)
99.1	Press release dated December 10, 2024
99.2	Press release dated December 10, 2024
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL FINANCIAL CORPORATION
(Registrant)

By:	/s/ Joel G. Edwards
Name:	Joel G. Edwards
Title:	Executive Vice President and Chief Financial Officer

Date: December 12, 2024